FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 10, 2007

UNITED STATES CELLULAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-9712	62-1147325
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

8410 West Bryn Mawr, Suite 700, Chicago, Illinois	60631
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (773) 399-8900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

The disclosures under Item 8.01 — Other Matters below are incorporated by reference herein.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The disclosures under Item 8.01 — Other Matters below are incorporated by reference herein.

Item 8.01. Other Matters.

On May 10, 2007, United States Cellular Corporation (“U.S. Cellular”) filed a Notification of Late Filing on Form 12b-25 (“Form 12b-25”) with the Securities and Exchange Commission (“SEC”) to report that it would not file its Quarterly Report on Form 10-Q for the period ended March 31, 2007 by the due date of May 10, 2007.  Such Form 12b-25 disclosed that U.S. Cellular expected to file such Form 10-Q by the extended due date of May 15, 2007.  Such Form 12b-25 included certain financial information for the period ended March 31, 2007.  Such Form 12b-25 also included certain information with respect to the listing of U.S. Cellular’s securities on the American Stock Exchange and New York Stock Exchange.

On May 10, 2007, U.S. Cellular issued a press release relating to the foregoing.  A copy of such press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Reference is made to such press release and U.S. Cellular’s Form 12b-25 dated May 10, 2007 for further information.

Item 9.01.  Financial Statements and Exhibits

(d)   Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed or furnished herewith are set forth on the Exhibit Index attached hereto.

Attached as Exhibit 99.2 is a safe harbor cautionary statement under the Private Securities Litigation Reform Act of 1995.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

United States Cellular Corporation
(Registrant)

Date: May 10, 2007

By:	/s/ Steven T. Campbell
Steven T. Campbell
Executive Vice President – Finance,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit
No.	Description

99.1	Press Release dated May 10, 2007

99.2	Private Securities Litigation Reform Act of 1995 Safe Harbor Cautionary Statement